EXHIBIT 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED AFFILIATED ENTITIES

Subsidiaries

1.	Ambow Education Co., Ltd., a Cayman Islands company
2.	Ambow Education Ltd., a Cayman Islands company
3.	Ambow Education Management (Hong Kong) Ltd., a Hong Kong company
4.	Ambow Education (Hong Kong) Limited, a Hong Kong company
5.	Beijing Ambow Online Software Co., Ltd., a PRC company
6.	Ambow Dalian Education Technology Co., Ltd., a PRC company
7.	Tianjin Ambow Yuhua Software Co., Ltd., a PRC company
8.	Ambow Education Management Ltd., a Cayman Islands company
9.	Ambow Education Group Limited, a Hong Kong company*
10.	Ambow College Management Limited, a Hong Kong company
11.	Ambow Training Management Limited, a Hong Kong company
12.	Beijing Ambow Chuangying Education Technology Co., Ltd., a PRC company
13.	Beijing Ambow Shengying Education Technology Co., Ltd., a PRC company
14.	Ambow University Inc., a US company
15.	WIND POWER INVESTMENTS LIMITED, a British Virgin Islands company*
16.	PRECISE MANNER HOLDINGS LIMITED, a British Virgin Islands company*
17.	EXCEL CASTLE HOLDINGS LIMITED, a British Virgin Islands company*
18.	SPEED FAME HOLDINGS LIMITED, a British Virgin Islands company*
19.	FINEGOAL LIMITED, a British Virgin Islands company*
20.	GRAND GAIN GROUP LIMITED, a British Virgin Islands company*
21.	EASY GLOBAL INVESTMENTS LIMITED, a British Virgin Islands company*
22.	MARKBEST INVESTMENTS LIMITED, a British Virgin Islands company*
23.	POWERHIGH INVESTMENTS LIMITED, a British Virgin Islands company*
24.	FULL TARGET HOLDINGS LIMITED, a British Virgin Islands company*
25.	GRAND ALL INVESTMENTS LIMITED, a British Virgin Islands company*
26.	STATE CROWN INTERNATIONAL LIMITED, a British Virgin Islands company*
27.	TIMEFIELD INVESTMENTS LIMITED, a British Virgin Islands company*
28.	FINE GLOBAL LIMITED, a British Virgin Islands company*
29.	ALL WONDER INVESTMENTS LIMITED, a British Virgin Islands company*
30.	ISLAND SUN INVESTMENTS LIMITED, a British Virgin Islands company*

31.	INSIGHT MARKET INVESTMENTS LIMITED, a British Virgin Islands company*
32.	WISE SINO INVESTMENTS LIMITED, a British Virgin Islands company*
33.	WISER TRADE INVESTMENTS LIMITED, a British Virgin Islands company*
34.	FUTURE FORTUNE INVESTMENTS LIMITED, a British Virgin Islands company*
35.	DREAMHIGH INVESTMENTS LIMITED, a British Virgin Islands company*
36.	FORTUNE AMPLE HOLDINGS LIMITED, a British Virgin Islands company*
37.	AKALA HOLDINGS LIMITED, a British Virgin Islands company*
38.	SMART METHOD HOLDINGS LIMITED, a British Virgin Islands company*

* A dormant entity without any significant business

Consolidated Affiliated Entities

1.	Beijing Ambow Shida Education Technology Co., Ltd., a PRC company
2.	Ambow Sihua Education and Technology Co., Ltd., a PRC company
3.	Shanghai Ambow Education Information Consulting Co., Ltd., a PRC company
4.	Suzhou Wenjian Venture Investment Management Consulting Co., Ltd., a PRC company
5.	Wenjian Gongying Venture Investment Enterprise, a fund established under the laws of the PRC
6.	Beijing Ambow Rongye Education and Technology Co., Ltd. a PRC company
7.	Beijing Ambow Zhixin Education and Technology Co., Ltd. a PRC company